UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported)

                              October 19, 1999
                              ----------------


                             FFY FINANCIAL CORP.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


Delaware                          0-21638                       34-1735753
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(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                               Identification
 incorporation)                                                   Number)


724 Boardman-Poland Road, Youngstown, Ohio                      44512
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 (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:           330-726-3396
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                                     N/A
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        (Former name or former address, if changed since last report)


Item 5.        Other Events
---------------------------

     On October 19, 1999 , the Registrant issued the attached press release.
        -----------------


Item 7.        Financial Statements and Exhibits
-----------------------------------------------

      (a)      Exhibits

          1.  Press release, dated October 19, 1999.
                                   -----------------


                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FFY FINANCIAL CORP.

Date:  October 20, 1999                By:  /s/  Jeffrey L. Francis
       ----------------                     -----------------------
                                            Jeffrey L. Francis,
                                            President and CEO


For Immediate Release                       For Further Information:
Tuesday, October 19, 1999                   Jeff Francis, President and CEO
                                            Terri Liutkus, Treasurer and CFO
                                            330/726-3396 - phone
                                            330/758-1356 - fax

FFY Financial Corp. Reports 1st Quarter Net Income and Regular Dividend
Increase

      Youngstown, Ohio, October 19, 1999 - FFY Financial Corp. (NASDAQ:
FFYF) announced net income of $1.8 million, or $.27 per diluted share for its first fiscal quarter ended September 30, 1999. Net income for the current quarter compared to net income of $1.9 million, or $.25 per diluted share for last year's quarter ended September 30, 1998.

      Assets totaled $662.7 million at September 30, 1999, a decline of $13.0 million, or 2% from $675.7 million at June 30, 1999. The decline in assets was primarily the result of the use of securities maturities and sales proceeds to support loan growth, stock repurchases and a decline in deposit balances during the quarter.

      Net loans receivable increased $6.7 million, or 1% during the current quarter and totaled $461.0 million at September 30, 1999, including $345,000 in loans available for sale. The securities portfolio declined $19.9 million during the quarter and totaled $170.4 million at September 30, 1999. Deposits declined $11.5 million primarily due to a decline in certificate accounts, and totaled $445.9 million at September 30, 1999.

      On July 12, 1999, the Company announced a name change for its affiliates to better reflect a single identity for the banking, insurance and real estate lines of business the Company operates. As a result, First Federal Savings Bank of Youngstown, a wholly owned subsidiary of FFY Financial Corp., became FFY Bank on October 1, 1999. The Company's insurance affiliate became FFY Insurance and the Company's real estate affiliate is Coldwell Banker FFY Real Estate. Non-interest expenses related to the name change totaled $196,000 before tax for the quarter ended September 30, 1999.

      At its meeting of October 19, 1999 the Company's board of directors increased its regular quarterly dividend from 11.25 cents per share to 12.5 cents per share. The dividend will be paid on November 11, 1999 to shareholders of record on October 29, 1999.

      On February 16, 1999, the Company announced its intention to repurchase 10%, or 758,936 of its then outstanding shares of common stock in open market transactions over a twelve-month period which began on February 23, 1999. To date 734,353 shares have been repurchased at an average price of $18.43 per share, leaving 24,583 shares remaining to be purchased. Since completing its conversion to a publicly owned stock company on June 28, 1993, the Company has repurchased 7.1 million shares at an average price of $12.09 per share, returning $85.9 million to shareholders.

      Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 1999. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.


FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)

Selected Consolidated Financial Condition Data:    September 30,    June 30,        %
($ in thousands)                                       1999           1999        Change
                                                   -------------    --------      ------
Total assets                                          $662,690      $675,691       - 2%
Loans receivable, net                                  460,609       453,839         1%
Loans available for sale                                   345           442       -22%
Allowance for loan losses                                2,673         2,645         1%
Non-performing assets                                    2,114         2,356       -10%
Securities available for sale                          170,385       190,326       -10%
Deposits                                               445,873       457,343        -3%
Short-term repurchase agreements (1)                     6,615         6,618        -0%
Long-term repurchase agreements (1)                     51,300        51,300         0%
Short-term borrowed funds                               24,903        22,800         9%
Long-term borrowed funds                                60,000        60,000         0%
Stockholders' equity                                    66,711        70,117        -5%

                                                             Three months ended
                                                                September 30,
                                                      ---------------------------------
Selected Consolidated Operations Data:                                               %
($ in thousands except per share amounts)              1999           1998        Change
                                                       ----           ----        ------
Total interest income                                 $ 12,405      $ 12,161         2%
Total interest expense                                   6,813         6,711         2%
                                                      --------      --------
    Net interest income                                  5,592         5,450         3%
Provision for loan losses                                  101           125       -19%
                                                      --------      --------

    Net interest income after
     provision for loan losses                           5,491         5,325         3%
Service Charges                                            255           198        29%
Gain on sale of securities                                   1            64        NM
Gain on sale of loans                                       60            94       -36%
Other non-interest income                                  150           261       -43%
Total non-interest expense                              (3,335)       (3,127)        7%
                                                      --------      --------

    Income before income taxes
     and minority interest                               2,622         2,815        -7%

Income tax expense                                         781           930       -16%
Minority interest in loss
 of consolidated subsidiaries                               (2)            0         NM

Net income                                              $1,843      $  1,885        -2%
                                                      ========      ========

Basic earnings per share                                 $0.28      $   0.26 (2)     8%
                                                      ========      ========

Diluted earnings per share                               $0.27      $   0.25 (2)     8%
                                                      ========      ========

Cash dividends declared per share                       $0.125      $ 0.1125 (2)    11%
                                                      ========      ========

<F1>   Securities sold under agreements to repurchase.
<F2>   Figures were restated to reflect a 100% stock dividend, effected in the form of a two-for-one stock split, declared on January 19, 1999.
<FNM>  Not a meaningful measure of performance.



FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)


                                               Three months ended
                                                  September 30,
                                            -------------------------
Selected Financial Ratios and Other Data:       1999           1998
                                                ----           ----
Performance Ratios:
  Return on average assets (1)                 1.10% (7)    1.16% (7)
  Return on average equity (2)                10.88% (7)    9.10% (7)
  Interest rate spread information:
    Average during period (3)                  3.07% (7)    3.00% (7)
    End of period (3)                          3.02%        2.90%
  Net interest margin (3) (4)                  3.54% (7)    3.58% (7)
  Operating expense to average assets          1.98% (7)    1.93% (7)
  Efficiency ratio (5)                        54.83%       52.89%
  Dividend payout ratio (6)                   46.30%       45.00%

Quality Ratios (end of period):
  Non-performing assets to total assets        0.32%        0.58%
  Allowance for loan losses to
   non-performing assets                     126.44%       70.83%
  Allowance for loan losses to
   gross loans outstanding                     0.57%        0.56%

Capital Ratios:
  Equity to total assets at end of period     10.07%       12.77%
  Average equity to average assets            10.06%       12.77%
  Book value per share                      $  9.58      $ 10.62 (8)
  Tangible book value per share             $  9.55      $ 10.61 (8)
  Change in book value and tangible book
   value per share due to SFAS No. 115       ($0.67)     $  0.18 (8)
  Ratio of average interest-earning
   assets to average interest-bearing
   liabilities                                 1.10 x       1.14 x


<F1>-  Ratio of net income to average total assets.
<F2>-  Ratio of net income to average equity.
<F3>-  Ratio is presented on a fully taxable equivalent basis using the company's federal statutory tax rate of 34%.
<F4>-  Net interest income divided by average interest earning assets -
       calculated without consideration of the unrealized gain on securities available for sale.
<F5>-  Ratio is calculated without consideration to goodwill amortization and gain on sale of securities.
<F6>-  Cash dividends declared per share divided by diluted earnings per share.
<F7>-  Annualized.
<F8>-  Per share figures were restated to reflect a 100% stock dividend declared on January 19, 1999.
